UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2013

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, Chesapeake Utilities Corporation ("Chesapeake") entered into a $55 million committed unsecured, short-term credit facility with Bank of America, N.A., which increases the total short-term loan capacity available from Bank of America, N.A. from $50 million to $75 million. This facility replaces a $30 million committed unsecured, short-term credit facility which expired on June 28, 2013. This new committed unsecured, short-term facility matures on June 27, 2014. Borrowings under this new credit facility will bear interest at a rate equal to LIBOR plus 125 basis points or Bank of America’s Base Rate (as defined in the term note agreement) plus 125 basis points, with the form of interest rate selected at Chesapeake’s discretion. Other terms and conditions of this facility are substantially the same as the former facility available from Bank of America, N.A. Chesapeake intends to utilize this credit facility for working capital needs, to temporarily fund capital expenditures and general corporate purposes. In addition to the $55 million, committed unsecured short-term credit facility, Chesapeake has a $20 million uncommitted unsecured, short-term credit facility, which was also renewed on June 28, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

July 3, 2013	By:	Michael P. McMasters

Name: Michael P. McMasters
Title: President and Chief Executive Officer